UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: August 05, 2008 (Date of earliest event reported)
Forgent Networks, Inc. (Exact name of registrant as specified in its charter)

TX (State or other jurisdiction of incorporation)	0-20008 (Commission File Number)	74-2415696 (IRS Employer Identification Number)

108 Wild Basin Rd (Address of principal executive offices)		78746 (Zip Code)
512-437-2700 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

AUSTIN, Texas, August 8, 2008 - Asure Software (NASDAQ: ASUR) (the "Company") today announced that on August 5, 2008 the Company received a Nasdaq Staff Determination letter indicating that the Company currently fails to comply with the minimum bid price requirement for continued listing set forth in Marketplace Rule 4450(a)(5) and that its securities are, therefore, subject to delisting from the Nasdaq Global Market. The Company has requested a hearing before a Nasdaq Listing Qualifications Panel to appeal the Staff Determination. Although there can be no assurance the Panel will grant the Company's request for continued listing, the Company's hearing request has automatically stayed the delisting of the Company's securities, which will continue to trade on Nasdaq under the ASUR symbol. At the hearing the Company intends to present a plan to the Panel to resolve the Company's bid price deficiency and regain compliance with Marketplace Rule 4450(a)(5) within a period of up to 180 days from the date of the Staff Determination letter. Commenting on the Staff Determination letter, Richard Snyder, Chairman and CEO of Asure Software, indicated "We have been successfully executing our software business plan for several quarters and the return to profitability is working. We believe our continued progress will favorably impact our share price."

Asure Software is a d/b/a of Forgent Networks, Inc.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Forgent Networks, Inc. dated August 08, 2008

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 08, 2008	FORGENT NETWORKS, INC. By: /s/ Jay C Peterson Jay C Peterson Chief Financial Officer

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Forgent Networks, Inc. dated August 08, 2008